03-Aug-2021
LCI Industries (LCII)
Q2 2021 Earnings Call

CORPORATE PARTICIPANTS
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
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OTHER PARTICIPANTS

Kathryn Ingram Thompson
Founding Partner & Chief Executive Officer, Thompson Research Group LLC
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Mark Jordan
Vice President, Jefferies, LLC
Fred Wightman
Analyst, Wolfe Research, LLC

Michael Swartz
Analyst, Truist Securities, Inc.
Brendan Popson
Analyst, CJS Securities, Inc.
Shawn M. Collins
Analyst, Citigroup Global Markets, Inc.

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MANAGEMENT DISCUSSION SECTION

Operator: Good day, and thank you for standing by. Welcome to the Q2 2021 LCI Industries Earnings Conference Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. [Operator Instructions]

I would now like to hand the conference over to Brian Hall. Please go ahead.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

Good morning, everyone, and welcome to LCI Industries' second quarter 2021 conference call. I am joined on the call today by Jason Lippert, President, CEO, and Director. We will discuss the results for the quarter in just a moment. But, first, I would like to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws, and involve a number of risks and uncertainties.

As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which would cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in our earnings release and in our Form 10-K and other filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Good morning, everyone, and welcome to LCI's second quarter 2021 earnings call. We delivered another incredible quarter as we continue to drive record results in 2021. Demand across the recreational space remains at an all-time high, with no end in sight to the waves of new consumers entering the outdoor lifestyle.

This quarter was historic for not just our company but for the RV industry as a whole, as they hit a record of 153,100 RV unit shipment. At an annualized rate, the industry is set to ship near 600,000 units in 2021, even blowing past levels last seen in 2017; and we expect this trend to continue well into 2022, as inventories will likely remain at all-time low.

Despite supply chain related headwinds continuing to impact our business, our teams have proven their operational expertise in mitigating the impact of production-related challenges, including rising input costs, to enable us to meet our customer demand.

During the quarter, we achieved $1.1 billion in sales, up 108% year-over-year, or 74% compared to second quarter of 2019, providing us with double- and triple-digit growth throughout each of our respective business markets. This growth has been supported by our focus on executing our diversification strategy as we work to integrate our newest acquisitions including Challenger, Veada, Ranch Hand, Schaudt, and Trazcor. Additionally, we continue to drive market share expansion, achieved strong content per vehicle growth as we further solidify our position as a global leader in the recreation space.

Turning to our performance by segment, beginning with RV OEM, sales increased 151% year-over-year, or 56% compared to the second quarter of 2019, to $595 million for the second quarter, driven by elevated retail demand throughout both North America and the international markets we serve. Preliminary results for July indicate no slowdown in this trend despite supply chain and labor constraints which continue to impact the rate of increase for the entire RV industry.

Our RV chassis capacity has been significantly improved by the recent acquisition of Wolfpack, allowing us to continue to meet the increased need for chassis, as the OEMs keep gearing up production to meet retail demand. We're also leveraging our existing customer relationships and significantly increasing our revenue with one of our most recent acquisitions, Trazcor.

In addition, we continue to experience significant efficiency improvement through several recent automation projects and continuous improvement and lean initiatives around the business. As demand remains at an all-time high, we are focused on pushing our teams to roll out more continuous improvement projects to further increase capacity and improve quality, efficiency, and profitability.

Our RV margins were under pressure during the second quarter for a few key reasons. First, our commodities indexes lagged by a quarter and these indexes dictate when customers get increases, specifically around steel- related products. Steel has risen to over twice its historical highs in a very short period of time, and it will simply take a few quarters to see these increases layer back in. That said, the indexes will also lag on the back side and keep our prices higher and allow us to recover when steel prices start to move back down. Not only has labor been problematic for the industry with respect to a significant shortage where most of our facilities are located in Northern Indiana, but labor wage increases and overtime premiums are also at the highest level we've seen in the last couple of decades. Freight costs and logistics have also been pretty unpredictable.

All that said, our teams have done an amazing job keeping up with wholesale demand without shorting our customers. And, most importantly, the margin performance has been fantastic considering the amount of pressure we have seen around material, labor, and freight against this record demand.

Content per unit has also continued to trend favorably despite an ongoing wholesale mix shift towards smaller, entry-level products. Content per towable RV increased 7% year-over-year to $3,621, while content per motorhome RV increased 15% year-over-year to $2,644 year-over-year. Over the course of the last year, we have gained significant market share in a few core product areas in the business. We expect to continue driving content increases throughout 2021 as we further expand our market share and keep bringing innovative advancements to our customers.

Turning to our Aftermarket Segment, total revenue grew $229 million in the second quarter, up 45% year-over- year, driven in part by the performance of our RV Aftermarket group and the CURT Group, as the team continues to work through record backlogs as well as the successful integration of our Ranch Hand into our Aftermarket portfolio.

We believe the most important thing we have going for Aftermarket business is the sheer record number of RVs entering the Aftermarket population. With about 1 million RVs being brought into use every two years now, it creates an incredible opportunity for our Aftermarket business, for repairs, service, and upgrade opportunities with many of our products.

Additionally, because of the new ownership trend, RVs are not being purchased solely for single-family use but also for use in the new peer-to-peer rental marketplace. These rental platforms serve as an amazing opportunity to introduce consumers to the RV lifestyle, while also enabling our entire RV population to monetize their vehicle for an additional stream of income while not in use.

The surge of popularity and peer-to-peer rental speeds up the RV replacement cycle, brings many more prospective customers into the lifestyle, as well as creates a case for heavier use. We believe this will inevitably create the need for more repair and replacement services, which enables us to leverage our wide product offerings and repair parts services network to meet this increasing consumer demand for upgraded parts and replacement parts.

Turning to our adjacent markets, revenue for the second quarter increased 107% year-over-year, or 60% compared to the second quarter of 2019, to $269 million, as marine and other related markets continue to benefit from similar secular tailwinds, driving growth across RV and the Aftermarket Segment.

In line with RV, our marine customers have seen soaring demand but have also been impacted by widespread supply chain issues. Thankfully, we are beginning to see the easing of some of these constraints. Our marine business has continued to serve as one of the primary drivers of our diversification strategy, supported by the strong performance of Veada and Taylor Made marine, enabling us to expand our market share in the space while also boosting content growth. Further, our deep industry relationships allows the pipeline for our new marine innovations that we continue to develop and add to our marine content. We also continue to grow our axle and suspension product line revenues significantly in the trailer market which has added nicely to our top and bottom line.

Our international businesses show strong performance, with revenues increasing 133% year-over-year, or 226% compared to the second quarter of 2019, to $103 million. International demand for RVs remains elevated, which we've been able to successfully capitalize on through our numerous acquisitions we made in the recent past in Europe. We believe the space will continue to grow meaningfully in the near future as it continues to see record demand. Innovation by our Europe teams, as well as the development of our Aftermarket products in that market and our focus on rail, marine, and caravan industries in Europe should also bolster LCI's results in the near-term.

The European markets in which we operate, including Germany, Italy, the Netherlands, and the UK, are seeing continued, albeit delayed, recovery consistent with North America. International customers are embracing the RV lifestyle as they embark on their summer holiday this month, with the second quarter retail caravan registrations increasing 27.5% across Europe. Our long-term strategic initiatives revolve around innovation and product development, which play a critical role in establishing our position as an industry leader.

As demand remains at record levels, we have not let up on continuing to figure out how to add improved features into existing products, as well as to develop new products that further enhance the customer experience in the future. A prime example of our innovative capabilities is our continued evolution of our OneControl platform. By utilizing the OneControl platform, customers can now control an incredible range of vehicle functions, from leveling and slide-outs, to lighting and HVAC systems.

In addition to our OneControl products, we anticipate great success over the next 12 months in the launch of our tire pressure management systems, battery systems, axle and suspension innovations, our new ladder innovation, electric biminis and thrusters for the pontoon market, as well as our pop top roof for the Class B van market which is the fastest-growing segment of RVs in North America.

With regards to capital allocation, we have maintained our focus on integrating our recent acquisitions and paying down debt while pursuing strategic acquisitions. At the same time, we are continuing to invest more heavily in innovation and optimizing our manufacturing footprint to ensure we have capacity to meet the heightened demand, while identifying cost efficiencies where possible.

In closing, we want to thank all of our team members for their dedication and hard work as we have continued to meet all-time record demand for our products while delivering quality products to our customers. Our performance continues to be driven by the operational strength and tenure of our workforce, guided by an incredible leadership team that keeps us on track in executing our strategic priorities. We look forward to continuing down the path of industry outperformance as we keep delivering value for the stakeholders of our business well into the future.

I will now turn to Brian Hall, our CFO, to discuss in more detail our second quarter financial results.

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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

Thank you, Jason. Our consolidated net sales for the second quarter increased 108% to $1.1 billion compared to the prior year, driven by strong market performance, coupled with solid company execution. Acquisitions contributed $54 million to our quarterly results, with organic growth contributing the balance of the improvement. As Jason mentioned, July sales remain strong, increasing 25%; and when adjusted for the difference in OEM shutdowns year-over-year, it would imply a growth rate of approximately 35%, indicative of current Q3 growth expectations.

Q2 2021 sales to RV OEM increased 151%, compared to the prior year due to the sustained record RV OEM retail demand. Sales to adjacent industries grew 107%; Aftermarket Segment sales increased 45%; and international sales increased 133%, as consumers continue to turn towards outdoor leisure activities, driving strong demand in our markets across the board.

As Jason mentioned, demand in our core RV and marine markets is at record level, which, coupled with the significant inventory replenishment cycle, is resulting in record production volumes. Current North American RV industry production rates would imply 2021 wholesale shipments of approximately 570,000 to 590,000 units, an all-time record for the industry.

We drove further content growth in both towables and motorhomes. Content per towable RV increased 7% to $3,621, and content per motorized unit increased 15% to $2,644 compared to the prior year. The content increase in towables was a result of organic growth, in addition to $29 million in acquired revenue.

Growth rates in the marine market also remained high as the industry continues to work to support consumer demand. North American marine sales increased over 200%, supported by modest acceleration in production rates, as well as the addition of $18 million in acquired revenue.

We have made strong progress towards our diversification strategy. At the end of the first quarter, we announced the closing of Ranch Hand, our first bolt-on acquisition for the CURT Group; as well as Schaudt, which creates a strategic presence for us in Germany. In June, we also announced our acquisition of Trazcor, a specialized metal fabricator that utilizes innovative technology to supply custom aluminum sidewalls and panels to the recreation and transportation OEM markets.

Gross margins were 23.6% compared to 24.5% in the prior-year second quarter. The decline was primarily due to the steep climb in material and freight costs, partially offset by strong overhead leverage. The cost of steel has increased over 250% since September of 2020, while aluminum has increased over 60% during the same period. We anticipate the current headwinds from higher input costs to continue through next quarter. As I've mentioned on prior calls, while the pricing for many of our products is indexed to steel and aluminum costs, there remains the traditional lag time and effectiveness of approximately two quarters.

SG&A costs as a percentage of sales decreased from the second quarter of 2020 due primarily to the leverage of fixed costs on higher sales. SG&A costs as a percentage of sales are up slightly when compared to the first quarter of 2021, due primarily to the aforementioned increase in freight costs, which is also negatively impacting outgoing shipment costs. Transaction costs were also significantly higher during the second quarter.

We expanded operating margins by over 460 basis points from the prior-year period, primarily due to the favorable impact of continued organic sales growth, coupled with operational efficiencies driven by increased automation and lean manufacturing initiatives. These benefits were partially offset by increased labor expense to meet heightened production requirements and the increasing cost of steel, aluminum, and freight.

GAAP net income in Q2 2021 was $67.9 million, or $2.67 per diluted share, compared to $13.2 million, or $0.52 per diluted share in Q2 2020, primarily due to strong growth in sales across all our business segments. Adjusted EBITDA increased 68% to $121.3 million for the second quarter. Noncash depreciation and amortization was $51.3 million for the six months ended June 30, 2021, while noncash stock-based compensation expense was $13.9 million in the same period. We continue to anticipate depreciation and amortization in the range $100 million to $110 million during the full year 2021, primarily due to increases in capital investments for capacity and efficiency.

For the six months ended June 30, 2021, cash generated from operating activities was $24 million; while $104 million was used for business acquisition, $42 million for capital expenditures, and $42 million was returned to our shareholders in the form of dividends. Total capital expenditures for the second quarter included 65% dedicated to maintenance, 6% in automation investments, and 29% to new market share.

While demand in our core markets remain at record level, the industry continues to face challenges with supply chain constraints and rising material costs. To address these challenges, we are focused on strategic management of working capital, including intentionally building up levels of certain inventory items to avoid future shortages. This has allowed us to further cement our relationships with OEMs and grab market share from other suppliers that have experienced supply chain issues.

At the end of the second quarter, we had an outstanding net debt position of $910 million, 1.8 times pro-forma EBITDA, adjusted to include LTM EBITDA of acquired businesses. During the quarter, we also priced $460 million in aggregate principal amount of 1.125% convertible senior notes due in 2026. The net proceeds from this offering were approximately $448 million, which we in part used to repay outstanding borrowings under our revolving credit facilities, with the remainder to be used on current and future growth opportunities.

We continue to prioritize maintaining a strong balance sheet and targeting long-term leverage of 1 to 1.5 times net debt-to-EBITDA, as we work to integrate recently completed acquisitions which we believe will contribute strong operating cash flow. Capital expenditures are anticipated in the range $130 million to $150 million for the full year of 2021, unchanged from previous expectations, as we focus on various smaller scale continuous improvement and automation projects that support growth, and continue to build capacity to support heightened production rates.

With these strong results, we remain confident in our ability to drive growth for LCI and deliver shareholder value over the long-term as we continue to execute on our proven growth strategy.

That is the end of our prepared remarks. Operator, we're ready to take questions. Thank you.
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QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Your first question comes from the line of Kathryn Thompson with Thompson
Research.
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Kathryn Ingram Thompson
Founding
Partner & Chief Executive Officer, Thompson Research Group LLC

Hi. Thank you for taking my questions today. Just for the quarter, if you could – you gave a lot of great detail about the various impacts, but if you could balance price increases, volumes, some planned downtimes, because there were differences year-over-year and seasonality for the rest of the year as we think just about the stair step for revenues and margins. Thank you.
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Brian Michael Hall
Executive
Vice President & Chief Financial Officer, LCI Industries

Okay. Hi, Kathryn. It's Brian. So, starting with gross margins, I would tell you that from – materials and pricing certainly had the most significant impact on gross margins. And the way I've kind of looked at it is it's almost approximately 300 basis points worth of negative impact, just the difference in materials and pricing that we saw in the second quarter. Now a lot of that's starting to catch up in the third quarter.

And as our input costs such as steel, aluminum, and freight have continued to climb, I'm expecting that to stretch a little bit more into the quarters beyond that. Might even be a chance that it makes its way into the first quarter of next year just given the fact that aluminum and steel are still climbing today. Most of that is offset by a lot of great overhead leverage. So, by the time you're said and done, your gross margin was down by 60 basis points, I think as I said, and that's mainly offset by our overhead leverage.

When you get into SG&A; SG&A, the transportation costs are pretty significant in there. And those increased almost 60 basis points even from the first quarter of this year. So, we've continued to see inbound and outbound freight climb at a pretty significant rate. And to give you an idea, I think from first quarter to second quarter, that's almost $11 million of additional costs from additional outgoing transportation that's within our SG&A costs.

The remainder, you've got a couple million here and there. I think amortization was up a little bit, almost a couple million dollars. And then the transaction costs, as I mentioned in my prepared remarks, were up some as well. So, certainly had those – I would say those are the -- as I went every line in the financial statements, those are the key movers for the quarter.
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Kathryn Ingram Thompson
Founding
Partner & Chief Executive Officer, Thompson Research Group LLC

Okay. If you were to – just kind of the top three in terms of headwinds from an inflationary standpoint, you mentioned steel, aluminum, and transportation, which of those three has the greatest impact, and which of the three has the greatest amount and the least amount of visibility?
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Brian Michael Hall
Executive
Vice President & Chief Financial Officer, LCI Industries

Yeah. Steel and aluminum combined are almost 50% of our material spend. So, it's a pretty significant mover. And when you're talking steel up 250% from September of last year, that's been pretty significant for us to adjust for and work with our customers to try to accommodate all the issues that they're dealing with from a supply chain perspective and trying to meet record demand. So, we've been pretty strategic as we've worked through that, and there's still some to come there.

A lot of the steel though is tied to some indexing contract. So, that's where you do get a lot of the two quarter lag from. Aluminum, within that 50%, call aluminum maybe 10 to 15 percentage points, and the rest is steel. So, obviously, steel is number one for us. But for aluminum, I think aluminum is the one that we still see climbing here in the short-term.

It seems like steel has gotten up into the mid-$0.90 a pound, and aluminum's still in its kind of at least slowed its climb some. Aluminum still continues to go up. So, I think aluminum is the one that's going to continue to hurt for the coming quarters. And freight is I think going to be a problem for a long time. We don't really see that correcting itself in the near-term. So, those are things that are probably going to – we're going to be dealing with well into
2022.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Yeah. I'd just add real quick, Kathryn, that you take steel, for example, our largest raw material cost, it went up 3 times what it was prior to COVID over the course of 12 months. And it's not stabilized, but it's not an accelerated climb like it was over the last 12 months. So, the hope is that it's at least manageable at this point. Same with freight; freight's up 10x from Asia from what it was prior to COVID, and that's stabilizing. So, we might have a little bit of more increase there, but more likely downside opportunity over the next 12 months than a lot of upside or a lot of more cost.
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Kathryn Ingram Thompson
Founding
Partner & Chief Executive Officer, Thompson Research Group LLC

Okay. That's helpful. And then just on acquisitions. You've always been very active in terms of the acquisition front, typically buying assets at a smaller market share or being proactive with technology, and then expanding it until you dominate so you dominate. You did make a little bit different acquisition that was more on the commodity side. And maybe help us understand the logic behind that and how you see your kind of growth path going forward just in general for Lippert. Thanks again.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Sure. Sure. So, with the most recent acquisition of Trazcor, in any acquisition, the things we're looking at is can we innovate products, do they have a large growth runway, and how does the competition field look. And all three of those boxes are checked there. We feel we can innovate the products significantly.

We feel there's really only one other player in the game there. And we had our customers knocking on our door over the last eight or so months asking us to get in the game. Because we're already doing a lot of a lot of metal work. As Brian alluded to earlier our largest 50% of our raw costs are our steel and aluminum. So, we look at the side metal on the RV products out there, it's a significant product content opportunity. It's right in our wheelhouse and we feel we can we can innovate and grow. On top of that the RV influx, the RVs category that are growing the fastest or the small entry-level units that require the metal siding. So there's a greater need for that product anyway right now. So, it's a perfect fit and we feel we can grow it pretty significantly over the next 24 months.
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Kathryn Ingram Thompson
Founding
Partner & Chief Executive Officer, Thompson Research Group LLC

Okay. Great. Thank you.
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Operator: Your next question comes from the line of Scott Stember with C.L. King.
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Scott L. Stember
Analyst,
C.L. King & Associates, Inc.

Good morning, guys and thanks for taking my questions as well.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Hey, Scott.
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Brian Michael Hall
Executive
Vice President & Chief Financial Officer, LCI Industries

Scott.
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Scott L. Stember
Analyst,
C.L. King & Associates, Inc.

Brian, you gave a lot of great detail about what's impacting the operating margin, but if we look at to the back half of the year, could you just give a little granularity of where we can look for the operating margin? Are we looking for it to remain in this level, notably in the third quarter? Or, it sounds like there's a little bit of improvement going on but just try to give us a little bit if you could.
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Brian Michael Hall
Executive
Vice President & Chief Financial Officer, LCI Industries

Yeah. I think that, certainly, if you rewound to earlier in the year, we were talking about price increases catching us up, and that we would be able to recoup a lot of that when we got into the second quarter and third quarter. As I mentioned, the fact that steel and aluminum and freight have continued to climb and you then have the quarter to two quarter lag on many of our product pricing adjustments, I think that it's going to drag out into multiple quarters. As I mentioned earlier, maybe even a little bit into Q1 of next year, just given the fact that we're still seeing those input costs climb.

So we're working very closely with our customers to push through some price adjustments where we can, but a lot of those indexed arrangements are going to cause it to drag out. So, from a margin perspective, I certainly think that there's some upside potential given the volumes that we're running and the strong leverage that we've seen. But I think that lag and price adjustments along with the continued climb and input cost is going to cause some temporary level-setting of that margin. So I'm not expecting it to change greatly from at least in the next quarter or so.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

And certainly with a significant part of our pricing increases coming by way of indexes, Scott, there is – that lag happens over the next few quarters. And then pricing will certainly subside at some point in time. Our prices remain elevated over the longer-term, while we catch up with the price decrease going the other way when that happens – whenever that happens. So we'll benefit...
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Scott L. Stember
Analyst,
C.L. King & Associates, Inc.

And just to be clear, the indexing, it's the same delay or the same time period on the way up as on the way down, correct?
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

That's correct.
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Scott L. Stember
Analyst,
C.L. King & Associates, Inc.

Okay.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

So...
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.

And as far as [indiscernible] (00:28:20) RV side, there's 50,000 a month range, and demand just appears to continue to be incrementally growing to new levels. But how do you see production over the next couple of quarters? Is this probably the most that the industry can eke out right now? Do you see any relief on the horizon from that?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Yeah. I think all – suppliers and OEMs alike are trying to increase capacity any way they can. The most refreshing thing I've seen over the last handful of months is several OEMs and suppliers, including us, are looking at production capacity outside of Elkhart County. One of the biggest constraints going forward is going to be labor. The Elkhart County’s only got so much labor.

And we're all working on some creative strategies to bring more labor to this area and increase our ability to produce. But like I said, the most refreshing thing I've seen is OEMs and some suppliers going outside and the near counties to tap some of the labor outside of this area that's pretty stressed. So, a lot of people are getting their second shifts up and getting capacity running that way. Some of the OEM capacity comes online third and fourth quarter, the new capacity.

So, I think right now, to answer your question, 50,000s, it'll grow very slowly. But certainly feels like we're heading toward a 55,000 number in the near-term.
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Scott L. Stember
Analyst,
C.L. King & Associates, Inc.

Got it. And then just lastly, July, very nice growth of 25%. I haven't gone through all the math yet, but if you I guess adjust for the timing of when the acquisitions fully take hold, it sounds like the lion's share obviously of growth is still organic, correct?
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Brian Michael Hall
Executive
Vice President & Chief Financial Officer, LCI Industries

Oh, yeah. Yeah. For the most part. The acquisitions have accounted for quickly almost 10% in the quarter. So, about 10% of the growth in the quarter, and I'm expecting it to decline from there as we're seeing strong organic growth in all categories.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

And we've seen some nice organic growth out of our acquisitions we've made this year already.
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Scott L. Stember
Analyst,
C.L. King & Associates, Inc.

Got it. All right. Thanks, again, guys.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Thanks, Scott.
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Brian Michael Hall
Executive
Vice President & Chief Financial Officer, LCI Industries

Thanks, Scott.
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Operator: Your next question comes from the line of Bret Jordan with Jefferies.
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Mark Jordan
Vice
President, Jefferies LLC

Good morning. This is Mark Jordan on for Bret. Just switching gears to the Aftermarket a bit, can you kind of talk about some of the trends you're seeing right now? Are you still seeing strong demand for replacement and repair parts? And, kind of, maybe what are you seeing for more of the upgrade parts and furniture particularly in RVs?
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Yeah. So, all of our Aftermarket categories from repair, replacement, service, and upgrades, they're all very strong right now. We're seeing increases in all those categories. I think one of the trends we've seen here recently is our Aftermarket partners are all asking for more products. So, we're adding more products to our aftermarket categories.

As I mentioned in my opening comments, the peer-to-peer rental market is creating a case for heavier use of the RVs. Because there's more RVs to rent in the peer-to-peer marketplaces that have really evolved over the last 12 to 18 months, it's creating a whole new avenue for repair and replacement vehicles because RVs are getting used more. Prior to COVID you could've made the case that the average use of an RV is 14 to 21 days, and that's certainly increasing with all this peer-to-peer marketplace rental use.

So, that's really good for our business. On top of the fact that we've got 0.5 million RVs coming into use every single year, that's going to be great for our Aftermarket business.
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Mark Jordan
Vice President, Jefferies LLC

Okay. Great. And then I guess thinking about the CURT Group, demand for RVs and marine have been pretty strong lately. So, I have to imagine that's been pretty solid for the CURT Group's hitch product. Is there anything to note there?
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

No. I'd say just the amount of – whether it's RVs or bike racks or anything that people are going to do in the outdoors, you need a hitch; and we're the largest hitch supplier in the country. So, it's really good for that business. We don't see that slowing down. Like I said earlier, we're on a 590,000 unit run rate right now for the industry this year. We're running at a rate – if you take July's rate, 625,000 if you were to blow that out another 11 months. So, I mean, that's just going to create a case for more hitches and more CURT products, and we're continuing to innovate and develop and launch new products there for the outdoors, so.
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Mark Jordan
Vice
President, Jefferies LLC

Great. And then do you have any early reads from their Ranch Hand acquisition?
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Jason Douglas Lippert

President,
Chief Executive Officer & Director, LCI Industries

Not yet. It's early but, I mean, their orders and backlogs are robust just as robust as our CURT Group businesses. So, that's what I can tell you there.
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Mark Jordan
Vice
President, Jefferies LLC

Okay. Great. Thank you very much for taking the questions.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Thanks.
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Operator: Your next question comes from the line of Fred Wightman with Wolfe Research.
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Fred Wightman
Analyst, Wolfe Research LLC

Hey, guys. Good morning. I wanted to just circle back on to the production rate numbers that you gave, at 570,000 to 590,000. I think it's consistent with what you had quoted last quarter but you guys outlined some capacity investments that you're making, and then there's also some OEM capacity coming online in 3Q and 4Q. Any sense for how much capacity that could add to the market? Is it just that incremental 5,000 units that you sort of touched on? Any sort of color on where you think wholesale production could go over the next few quarters would be helpful.

Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Well, certainly, the industry could build or could sell a lot more than what we're building today. But there's too many material and labor constraints. You can add capacity really, really fast on the OEMs side and the supply side, but at the end of the day the entire OEM output and sell-through to wholesale is strictly reliant on the weakest supply chain links. And there's some weak ones out there. Every week something's popping up.

But what I can tell you is, is that we've seen this gradual increase from where we ended up last year to this 590,000 – 575,000 to 590,000 rate looks like we're going to hit this year based on current numbers. And it just feels like we're going to continually gradually increase as the entire supply chain gets through some of these material constraint problems, get through some of these labor constraint problems, adds capacity, it just feels like you can kind of count on the industry continuing to inch up volume as you've seen over the last 12 months in that type of fashion, and not any slower, not any faster.
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Fred Wightman
Analyst,
Wolfe Research LLC

Okay. Makes sense. So, sort of slow and steady.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Uh-huh.
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Fred Wightman
Analyst,
Wolfe Research LLC

I guess to shift a little bit, the color that you gave on the peer-to-peer rental impact for the refresh cycle, could you put some more numbers around that? I mean is that a big enough chunk of business to where you could see an acceleration versus that three- to five-year trade-in/trade-up cycle that you've touched on in the past? How impactful could that really be, either from a wholesale sort of new RV side or the Aftermarket business just with more wear and tear on those units?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Yeah. There's a lot to that question, but I'd tell you, without a doubt there's – I know in talking to some of the peer- to-peer rental companies, they're looking to put their own fleets in because they don't have enough RV owners in their marketplace to support all the demand that's out there. I think the number's like 75% of all people end up getting into an RV by starting out with a rental search.

So, the fact that there's just these vast marketplaces out there right now for people to get into an RV and try them, they say that after the second try – after the second rental, they're highly likely to buy. So, the fact that there's just a marketplace where this can happen that wasn't always available. So, Outdoorsy specifically has some really good data around their owner base. So, you can get on their website and look at some of that. But their owner base – they've got owners that have multiple RVs but never own multiple RVs just because of the fact that they have an ability to create some side income on renting their RVs. And, again, all this creates a case for heavier use of the RVs which, ultimately, wears and tears the components that need to be replaced and a lot of those are ours.
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Fred Wightman
Analyst, Wolfe Research LLC

Makes sense. Thanks, guys.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Uh-huh.
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Operator: Your next question comes from the line of Mike Swartz with Truist Securities.
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Michael Swartz
Analyst, Truist Securities, Inc.

Hey, guys. Good morning. Just wanted to touch on RV content loads in the quarter. Obviously, some pretty strong growth there and I think, Jason and Brian, you said that a lot of that's coming organically. Maybe give us a little more context about what's driving that. Are you starting to see some trade-up or mix towards higher content in units, or what exactly is behind that during the quarter?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

I would say, for the most part, we've been talking for the last probably three quarters now where we've talked about other suppliers that were maybe a little challenged in getting product to the OEMs. And we were pretty strategic about layering that business in. So, over the last three quarters, you've seen new business get layered into that content per unit number. So we've expected that to continue to accelerate.

I would say, the obvious thing is how much is price driving that. But I would tell you, price in the trailing 12-month period, is not yet driving it in a meaningful way. It's less than a couple percentage points because we were still given price decreases as steel and aluminum were declining during 2020.

So net-net, I would expect that to maybe even start to accelerate a little bit more as some of those price adjustments come in, but we're still layering in new business as well. And really from an acquisition perspective, on the RV side, it's been Trazcor would be the one that had a small impact, Challenger a little bit. So, some smaller deals. So, it's not having a meaningful impact on the content.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

And I'd say the increase in the content – the meaningful increase in content speaks largely to the market share we have taken because we just keep seeing the amount of entry-level units that are getting shipped out there. It's a pretty significant number. And I'd say they're trending away from fifth-wheels right now, but there's a high focus – if you talk to any dealer out there, they're looking to get their hands on as many trailers – smaller trailers as they can get. And that's certainly driving the opportunity for content down, and you look in the face of that we've increased content, that's pretty fantastic.
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Michael Swartz
Analyst, Truist Securities, Inc.

Okay. Great. And then, Brian, just on the SG&A side, understanding a lot of the sequential increase in SG&A dollars was transport costs. So, maybe help us think about from an absolute dollar standpoint what would the SG&A line should look like in the next quarter or two? I know there's sometimes seasonality there and there's some acquisitions coming in, but I guess is there a way we should think about that going forward.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

Although I've said this before and then it goes the opposite direction, but I would anticipate it to stay relatively consistent. I think that the big movers that I mentioned, transportation costs, that's not going away anytime soon. So, I do think that those – as I mentioned sequentially from Q1 to Q2, it was up $11 million, aggregate dollars, within the SG&A line alone. I'm not expecting that to change much in the coming quarters.

So, the other things that I mentioned were a couple of million here, a couple million there, some of those do ebb and flow. So, you might see some movement plus or minus $5 million or so for things like that. But for the most part, I would expect it to remain relatively consistent.
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Michael Swartz
Analyst, Truist Securities, Inc.

Okay. Great. Thank you.
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Operator: Your next question comes from the line of Dan Moore with CJS.
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Brendan Popson
Analyst, CJS Securities, Inc.

Good morning. This is Brendan on for Dan. I just want to ask real quick – looking at Aftermarket from a margin perspective, how much opportunity is there to expand margin in that business as it continues to gain scale and you have these catalysts?
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Well, certainly, our price increases are lagging in that market like our OEM business. So, we'll continue to catch up margins and get where we need to be based on all the scattered cost increases that we've seen across the business. So, that's one piece. But like I said earlier, the customers in all channels in that space are looking to get product however they can. Unlike a lot of small suppliers out there, we've beefed up our inventories. We've been able to get inventory so that we can get products out there and supply channels we have in the past.

The dealers, the warehouse distributors, the consumers on e-com out there, they're all looking for products whether its repair and replacement or upgrade parts or service parts. So our Aftermarket team has done a stellar job of getting out there and getting in front of all those channels and making sure that they're plugged with products. So, yeah, margin opportunity is great. And we'll continue to launch new innovations in that space over the coming months.

We have substantial prep programs going on with all of our OEMs right now. So, we put prep hardware on the RVs at the OEMs side, so that it's easier to plug and play Aftermarket items into the OEM items. And it creates a situation where the OEM doesn't have to put on a high cost component; they can leave that to the Aftermarket, and we've gotten really good at that over the last handful of years.

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Brendan Popson
Analyst,
CJS Securities, Inc.

Okay. Great. Thank you.
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Operator: Your next question comes from the line of Shawn Collins with Citigroup.
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Shawn M. Collins
Analyst,
Citigroup Global Markets, Inc.

Okay. Great. Thanks. Good morning, Jason and Brian.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Shawn.

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Shawn M. Collins
Analyst,
Citigroup Global Markets, Inc.

My question is on operations. North America is clearly experiencing a recent COVID reappearance with the Delta variant. I just wanted to ask if this has impacted your recent manufacturing plant operations both on a labor availability standpoint and processes, and maybe how you think about this long-term? Is this now a permanent reality in operations, I presume? Thanks.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Yeah. So it hasn't impacted our operations. I think over the last four weeks, we've seen a couple cases a week, which back in October, November of last year, we were seeing 50 to 100 cases a day. So, we're tracking to the extent we can the vaccinations and things like that. We're making it easier for our team members to get vaccinated, but it hasn't impacted our production over the last couple months. And if anything, from a market standpoint, it's just going to prolong some of the COVID-related demand we've seen in the marketplace as a result of some of the recent happenings with the Delta variant and things like that.
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Shawn M. Collins
Analyst,
Citigroup Global Markets, Inc.

Got you. That's helpful, Jason. Thank you. Maybe just a quick follow-up. You've made three acquisitions in 2021, not unprecedented as you've done a lot of acquisitions. But you're in an unprecedented business cycle. You're also experiencing rising input costs. So, a lot going on. Can you just talk about how the integration is going on those three acquisitions? I think one is in Texas, one is in Germany, and the most recent one is in Indiana. Thanks.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Yeah. So I'd tell you that we're getting better and better with our – after the 75 acquisitions me and our team have done over the last 20 years, we've kind of strayed away from a lot of the – I don't want to say, tuck-in, but tuck-in acquisitions that they get folded into an existing operation that don't have quite the leadership team. We're buying more today a lot of businesses and companies that have very grounded, capable leadership teams that just allows us to be more acquisitive than what we've been in the past and be more effective at the integration.

So, I'd tell you that from the Ranch Hand acquisition, Roch, our CEO of the CURT Group, they folded that in. They're doing a terrific job getting that one integrated. Our seating and our door acquisitions from the recent months are going great. Management team still intact. We're seeing synergies. And then we've had some pretty significant organic growth in those operations already.

Schaudt has been great from the European perspective because it gives us kind of a electronics handle and we've got some new products there that we're looking at bringing back to the US like we have on other European acquisitions we made. So, all in all, by all marks, it's been really healthy and good this year from an integration standpoint.
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Brian Michael Hall
Executive

Vice President & Chief Financial Officer, LCI Industries

And I think I would add, I mean, just how much more mature we are in that integration process. I mean, we do look to make sure that we integrate them into our system. We've got teams that are well-versed in doing so. And then also our culture. So, taking our culture, leadership programs, and putting them into these organizations to help give them more of the tools they need to be successful.

And I think to Jason's point, those are the maybe a bit of a change in strategy from 20 years ago. We're looking for great innovative product, great leadership teams, and I think there's a lot of great companies out there that fit that mold. And we went out and we raised some additional capital here during the second quarter. The pipeline is full. I think that there's great options for us out there to be strategic and fold in the right technology, the right Aftermarket business, the right innovative product, the right teams, as we mentioned, that can create a lot of long term value for shareholders.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

With Veada and Challenger, there was $160 million in revenues roughly we acquired there. Those are right here in town. So, I think when you look at acquisition and integration, we can always integrate the ones that are close to our home office and where the brunt of our team members and leadership staff is. We can integrate those faster and more effectively than we can businesses that are that are a day trip away, for example. But we integrated a project management office in the last 12 months for our bigger acquisitions just to make integration more meaningful. So, hopefully that answers your question.
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Shawn M. Collins
Analyst,
Citigroup Global Markets, Inc.

No, that's great. That's very helpful. Thanks, Jason. Thanks, Brian.
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Jason Douglas Lippert
President,
Chief Executive Officer & Director, LCI Industries

Thank you.
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Operator: At this time, there are no further questions. I'll turn it back to Jason Lippert for closing comments.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Hey, everybody, thanks for joining us on the call. We've got a lot of great things going on around the business with customer experience and leadership and innovation and demand. So, we're looking forward to update you on our results next quarter. Thanks for tuning in. Thanks.
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Operator

Thank you. Ladies and gentlemen, that concludes this conference call. You may now disconnect.

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The audio events contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this audio events that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, and industry trends, whenever they occur in this audio events are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this audio events, the impacts of COVID-19, or other future pandemics, on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this audio events are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.